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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Plexus Corp. on Form S-4 of our report dated October 27, 1998, appearing on page F-2 in the Annual Report on Form 10-K of Plexus Corp. for the year ended September 30, 1998. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus which is part of this Registration Statement.

/s/ PricewaterhouseCoopers LLC

PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
June 8, 1999